                                                                    EXHIBIT 10.1

Portions of Exhibit 10.1 have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.

                                LICENSE AGREEMENT

          AGREEMENT made this 3rd day of January, 2000 (the "Effective Date") by and between OSI Pharmaceuticals, Inc. ("OSI"), a Delaware corporation with principal offices at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553-3649, American Home Products Corporation ("AHPC"), a Delaware corporation with principal offices at Five Giralda Farms, Madison, New Jersey 07940, and American Cyanamid Company ("ACC"), a Maine corporation and wholly-owned subsidiary of AHPC with principal offices at One Campus Drive, Parsippany, New Jersey 07054.

                              W I T N E S S E T H:

          WHEREAS, OSI is the owner of certain gene transcription patents and is willing to grant a license under such patents to AHPC and its Affiliates, including ACC; and

          WHEREAS, AHPC and its Affiliates, including ACC, are the owners of certain patents relating to yeast screening assays and AHPC and its Affiliates, including ACC, are willing to grant a license under such patents to OSI; and

          WHEREAS, OSI and AHPC desire to cross license their respective patents, according to the terms contained herein.

          NOW, THEREFORE, in consideration of the covenants and premises contained herein, the Parties agree as follows:

1.     DEFINITIONS

       1.1 "Affiliate" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For purposes of this Section 1.1, "control" means (a) in the case of corporate entities, direct or indirect ownership of at least 50% of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least 50% of the equity interest with the power to direct the management and policies of such non-corporate entities.

       1.2 "AHPC Field of Use" means (a) the research and development of products for human therapeutic purposes, other than the discovery or development of Cosmeceuticals, and (b) the research and development of products for agricultural purposes. Following April 23, 2002, the discovery or development of Cosmeceuticals shall be included in the "AHPC Field of Use".

       1.3 "AHPC Licensed Compound" means any compounds or other molecules, and any compounds or other molecules derived therefrom, the identification, development, manufacture, use, importation or sale of which in a specific country would, in the absence of this Agreement, infringe an issued or granted claim in an AHPC Licensed Patent.

       1.4 "AHPC Licensed Patents" means the U.S. patents and patent applications listed on Exhibit A hereto, any patent applications filed prior or subsequent to the Effective Date that claim the benefit of the filing date of any patent application listed on Exhibit A and any reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, continuations, divisionals or continuations-in-part of the foregoing patents and patent applications, as well as all foreign counterparts thereof.

       1.5 "AHPC Licensed Product" means any product for sale by OSI or its Affiliates to a Third Party in the OSI Field of Use which contains an AHPC Licensed Compound.

       1.6 "Confidential Information" means all information received by a Party from another Party pursuant to this Agreement, which is deemed confidential by the disclosing Party and is designated confidential at the time the information is disclosed, subject to the exceptions set forth in Section 6.

       1.7 "Cosmeceuticals" means compounds, or assays for discovering compounds, useful for (a) stimulation or control of hair growth,
              (b) prevention or reversal of wrinkling of the skin, and (c) alteration of skin or hair pigmentation.

       1.8 "Licensed Patent" means an AHPC Licensed Patent or an OSI Licensed Patent.

       1.9 "Licensed Product" means an AHPC Licensed Product or an OSI Licensed Product.

       1.10 "OSI Field of Use" means the internal research and development by OSI and its Third Party collaborators, without the right to sublicense, of products for human therapeutic purposes.

       1.11 "OSI Licensed Compound" means any compounds or other molecules, and any compounds or other molecules derived therefrom, the identification, development, manufacture, use, importation or sale of which in a specific country would, in the absence of this Agreement, infringe an issued or granted claim in an OSI Licensed Patent.

       1.12 "OSI Licensed Patents" means the U.S. patents and patent applications listed on Exhibit B hereto, any patent applications filed prior or subsequent to the Effective Date that claim the benefit of the filing date of any patent application listed on Exhibit B and any reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, continuations, divisionals or continuations-in-part of the foregoing patents and patent applications, as well as all foreign counterparts thereof.

       1.13 "OSI Licensed Product" means any product for sale by AHPC or its Affiliates to a Third Party in the AHPC Field of Use which contains an OSI Licensed Compound.

       1.14 "Party" means any of AHPC, ACC or OSI and "Parties" means AHPC, ACC and OSI, collectively.


       1.15 "Person" means any individual, corporation, limited liability company, cooperative, partnership, trust, unincorporated association or any other entity which possesses a juridical personality, including any governmental authorities or body of competent jurisdiction; pronouns, when referring to a Person, shall have a similar extended meaning.

       1.16 "Third Party" means any entity other than AHPC or its Affiliates, including ACC, or OSI or its Affiliates.

2. LICENSE GRANT

       2.1    By OSI.

              2.1.1 OSI hereby grants to AHPC and its Affiliates, including ACC, for the AHPC Field of Use, a nonexclusive, nontransferable (other than as permitted by Section 8.1), worldwide, ** license under the OSI Licensed Patents to make, have made, use, sell, offer for sale, import, export, or otherwise exploit OSI Licensed Products.

              2.1.2 OSI agrees that commencing April 24, 2002 (or on such earlier date if the field of Cosmeceuticals ceases to be the subject of an exclusive license grant by OSI to the Third Party as of the Effective Date), the scope of the nonexclusive license under Section 2.1 shall be expanded to include Cosmeceuticals.

       2.2 By AHPC. Each of AHPC and ACC hereby grants to OSI and its Affiliates, for the OSI Field of Use, a nonexclusive, nontransferable, world-wide, ** license under the AHPC License Patents owned by it to make, have made, use, sell, offer for sale, import, export or otherwise exploit AHPC Licensed Products, provided that the foregoing license shall not include the right for OSI to sell any compositions or methodologies used in the discovery or development of such AHPC Licensed Products, such as screens, to a Third Party or otherwise provide Third Parties (other than OSI's collaborators) with access to same.

3.     PATENT RIGHTS AND INFRINGEMENT

       3.1 OSI shall have complete control, at its expense and within its sole discretion, over the prosecution, maintenance and enforcement of the OSI Licensed Patents.


---------------------

** This portion has been redacted pursuant to a request for confidential treatment.

              When information comes to the attention of AHPC or its Affiliates, including ACC, that an OSI Licensed Patent has been or is threatened to be infringed by a Third Party, AHPC shall promptly bring such infringement or threatened infringement to the attention of OSI. OSI shall have the right (but not the obligation), in its sole discretion, at its own risk and expense, and using counsel of its choice, to take such action as it may deem necessary to prosecute or prevent such infringement.

       3.2 AHPC shall have complete control, at its expense and within its sole discretion, over the prosecution, maintenance and enforcement of the AHPC Licensed Patents. When information comes to the attention of OSI that an AHPC Licensed Patent has been or is threatened to be infringed by a Third Party, OSI shall promptly bring such infringement or threatened infringement to the attention of AHPC. AHPC shall have the right (but not the obligation), in its sole discretion, at its own risk and expense, and using counsel of its choice, to take such action as it may deem necessary to prosecute or prevent such infringement.

       3.3 If AHPC or any of its customers shall be sued by a Third Party for infringement of a patent because of the research, development, manufacture, use or sale of OSI Licensed Products, AHPC shall promptly notify OSI in writing of the institution of such suit. OSI shall have all authority over such suit (including the right to exclusive control of the defense of any such suit, action, or proceeding and the exclusive right to compromise, litigate, settle, or otherwise dispose of any such suit, action, or proceeding). AHPC and its Affiliates shall provide information and assistance necessary to defend or settle any such suit, action or proceeding at OSI's expense. If OSI does not elect to manage the defense against such infringement action or fails to take appropriate and diligent action with respect to such defense, then AHPC shall have the right to assume such defense, at its own cost and expense.

       3.4 If OSI or any of its customers shall be sued by a Third Party for infringement of a patent because of the research, development, manufacture, use or sale of AHPC Licensed Products, OSI shall promptly notify AHPC in writing of the institution of such suit. AHPC shall have all authority over such suit (including the right to exclusive control of the defense of any such suit, action, or proceeding and the exclusive right to compromise, litigate, settle, or otherwise dispose of any such suit, action, or proceeding). OSI shall provide information and assistance necessary to defend or settle any such suit, action or proceeding at AHPC's expense. If AHPC does not elect to manage the defense against such infringement action or fails to take appropriate and diligent action with respect to such defense, then OSI shall have the right to assume such defense, at its own cost and expense.

4.     REPRESENTATIONS AND WARRANTIES

       4.1 Representations and Warranties of AHPC, ACC and OSI. As of the Effective Date, each Party hereby represents and warrants that:



              4.1.1 Corporate Power. Such Party is duly organized and validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

              4.1.2 Due Authorization. Such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

              4.1.3 Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

              4.1.4 Patents. Such Party acknowledges and agrees that nothing in this Agreement shall be construed as a warranty or representation that any Licensed Product is, or will be, free from infringement of patents of Third Parties.

              4.1.5 Right to License. Such Party owns all right, title and interest in and to the Licensed Patents licensed by it hereunder.

              4.1.6 Patents. There are no pending or, to its knowledge, threatened suits, claims, or proceedings including interferences or opposition proceedings relating to the Licensed Patents licensed by it hereunder, other than normal patent prosecution proceedings.

5.            INDEMNITY

              5.1 AHPC shall indemnify and hold harmless OSI, its Affiliates and all directors, officers, employees and agents of OSI and its Affiliates from and against any and all claims, demands, actions, liabilities, judgments, costs and expenses of whatever kind, whether based on contract, negligence, strict liability or statutory liability, including, without limitation, attorneys' fees and costs of defense, arising out of or related in any way to the clinical testing or use, production, sale, offer to sell, import, export or other exploitation of OSI Licensed Products by AHPC or its Affiliates under this Agreement, other than such as arise out of or are related to OSI's gross negligence or intentional misconduct.

              5.2 OSI shall indemnify and hold harmless AHPC, its Affiliates and all directors, officers, employees and agents of AHPC and its Affiliates from and against any and all claims, demands, actions, liabilities, judgments, costs and expenses of whatever kind, whether based on contract, negligence, strict liability or statutory liability, including, without limitation, attorneys' fees and costs of defense, arising out of or related in any way to the clinical testing or use, production, sale, offer to sell, import, export or other exploitation of AHPC Licensed Products by OSI or its Affiliates under this Agreement, other than such as arise out of or are related to AHPC's gross negligence or intentional misconduct.


              5.3 Each of AHPC and OSI shall indemnify and hold the other and the other's Affiliates harmless with respect to any injury, loss or cost resulting from the breach of any representation or warranty provided pursuant to Section 4 hereof.

6.            CONFIDENTIALITY

              6.1 Confidential Information. Except as expressly provided herein, the Parties agree that the receiving Party shall keep completely confidential and shall not publish or otherwise disclose to another Party and shall not use for any purpose other than to perform the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing Party hereto pursuant to this Agreement, except to the extent that it can be established by the receiving Party by competent proof that such Confidential Information (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was lawfully disclosed to the receiving Party by a person other than a Party hereto; or (e) was independently developed by the receiving Party.

              6.2 Permitted Use and Disclosures. Each Party hereto may use or disclose Confidential Information disclosed to it by another Parry to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable law, governmental regulation or court order, submitting information to tax or other governmental authorities, or otherwise exercising its rights hereunder, provided that if a Party is required to make any such disclosure of another Party's Confidential Information, it will give reasonable advance notice to the latter Party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

              6.3 Confidential Terms. Except as expressly provided herein, each Party agrees not to disclose any terms of this Agreement to a Third Party without the consent of the other Parties; provided, however, that each Party reserves the right to make reasonable disclosures as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to accountants, attorneys and other professional advisors on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. If such Confidential Information is to become public information by such disclosure the disclosing Party must obtain the written consent of the non-disclosing Parties in order to obtain protection of the Confidential Information if necessary.

              6.4 Press Release. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement. Thereafter, OSI, AHPC and ACC may each disclose to Third Parties the information contained in such press release without the need for further approval by the other.

       7.     TERM AND TERMINATION

              7.1 This Agreement is effective as of the Effective Date and shall continue in full force and effect, with respect to a Party, on a country by country basis until the last expiration date of all patents encompassed within the Licensed Patents licensed to such Party hereunder.

              7.2 If a Party shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for 90 days after written notice to the defaulting Party, the Party not responsible may, by notice to the defaulting Party, terminate the license granted by such Party to the defaulting Party.

              7.3 OSI shall have the right to terminate the Agreement if either AHPC or ACC makes an assignment for the benefit of its creditors, becomes insolvent, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there has been filed any such petition or application against either AHPC or ACC, or any such proceeding has been commenced against it, in which an order for relief is entered or which remains undismissed for a period of 60 days or more; or if either AHPC or ACC, by any act or omission, indicates its consent to, approval of or acquiescence in, any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or is the subject of any such custodianship, receivership or trusteeship that continues undischarged for a period of 60 days or more.

              7.4 AHPC and ACC shall have the right to terminate the Agreement if OSI makes an assignment for the benefit of its creditors, becomes insolvent, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there has been filed any such petition or application against OSI, or any such proceeding has been commenced against it, in which an order for relief is entered or which remains undismissed for a period of 60 days or more; or if OSI, by any act or omission, indicates its consent to, approval of or acquiescence in, any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or is the subject of any such custodianship, receivership or trusteeship that continues undischarged for a period of 60 days or more.

       8.     MISCELLANEOUS

              8.1 Binding Effect; Assignment. This Agreement shall be binding upon the Parties' respective successors and permitted assigns. Neither Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party (not to be unreasonably withheld) except that either Party may assign this Agreement as part of a merger or consolidation in which the surviving entity assumes all of the Party's rights and obligations hereunder or a sale of substantially all of the assets of such Party to which this Agreement relates. In addition, if AHPC sells to a Third Party all of the stock of ACC or if ACC sells all or substantially all of its assets to a Third Party, AHPC or ACC, as the case may be, may assign the license granted by OSI in Section 2.1 to such Third Party purchaser, without the consent of OSI, only to the extent that such license is for the research and development of products for agricultural purposes (i.e., subsection (b) of Section 1.1), provided that such Third Party purchaser assumes the obligations of AHPC or ACC, as the case may be, to grant the license set forth in Section 2.2. In the event of such a sale, the license granted in Section
                     2.1 to AHPC shall remain in effect as to AHPC and its Affiliates only with respect to the research and development of products for human therapeutic purposes (i.e., subsection (a) of Section 1.1).

              8.2 Effect of Waiver. No waiver of any default, condition, provisions or breach of this Agreement shall be deemed to imply or constitute a waiver of any other default, condition, provision or breach of this Agreement.

              8.3 Force Majeure. No Party shall lose any rights hereunder or be liable to the other Parties for damages or losses (except for payment obligations) on account of failure of performance by the defaulting Party if the failure is occasioned by war, strike, fire, acts of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming Party, and such Party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

              8.4 Amendment. No modification, supplement to or waiver of this Agreement or any of the provisions hereof or any Exhibit hereto shall be binding upon a Party hereto unless made in writing and duly signed by an authorized representative of OSI, AHPC or ACC.

              8.5 Entire Agreement. This Agreement, including the Exhibits attached hereto, sets forth the entire understanding and agreement of the Parties as to the subject matter hereof, and there are no other understandings, representations or promises, written or verbal, not set forth herein on which a Party has relied.

              8.6 Notices. All notices under this Agreement shall be given in writing and shall be addressed to the Parties at the following addresses:

                         For OSI:     OSI Pharmaceuticals, Inc.
                                      106 Charles Lindbergh Blvd.
                                      Uniondale, NY 11553
                                      Attn: Chief Executive Officer

                      For AHPC:    American Home Products
                                   c/o Wyeth-Ayerst Research
                                   87 Cambridge Park Drive
                                   Cambridge, MA 02140
                                   Attn:  Vice President, Law

                      For ACC:     American Cyanamid Corporation
                                   One Campus Drive
                                   Parsippany, NJ 07054
                                   Attn:  Director, Technology Assessment and
                                            Acquisition

                     Notices shall be in writing and shall be deemed delivered when received, if delivered by hand, courier or overnight delivery service, or on the second business day following mailing, if sent by first-class certified or registered mail, postage prepaid, and return receipt requested.

              8.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made in New York except that the federal laws of the United States shall apply to questions regarding the validity or infringement or enforceability of United States federal patents. The parties hereto agree that the state and federal courts sitting in the state and city of New York shall be the proper forums for any legal controversy arising in connection with this Agreement and the parties irrevocably and unconditionally consent to the non-exclusive jurisdiction of such courts for such purposes.

              8.8 Severability. This Agreement is intended to be severable. If any provision of this Agreement is or becomes invalid, is ruled illegal by a court of competent jurisdiction or is deemed unenforceable under the current applicable law from time to time in effect during the term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby and shall continue to be construed to the maximum extent permitted by law at such time. It is further the intention of the Parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there shall be substituted or added as part of this Agreement by such court of competent jurisdiction a provision which shall be as similar as possible in terms of the economic and business objectives intended by the Parties, to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable.

              8.9 Independent Contractors. The Parties hereto are acting as independent contractors and shall not be considered partners, joint venturers or agents of the other. Except as expressly provided herein, no Party shall have the right to act on behalf of, or to bind, the other.

              8.10 Headings; Counterparts. Captions and paragraph headings are for convenience only and shall not form an interpretative part of this Agreement. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                             OSI PHARMACEUTICALS, INC.

                             By:    /s/ Colin Goddard
                                -------------------------------------------
                                   Name:  Colin Goddard, Ph.D.
                                   Title: President and Chief Executive
                                                Officer

                             AMERICAN HOME PRODUCTS CORPORATION

                             By:    /s/ Gerald A. Jibilian
                                -------------------------------------------
                                   Name:  Gerald A. Jibilian
                                   Title: Vice President and Associate
                                              General Counsel

                             AMERICAN CYANAMID COMPANY

                             By:   /s/ Gerald A. Jibilian
                                -------------------------------------------
                                   Name:  Gerald A. Jibilian
                                   Title: Vice President and Associate
                                            General Counsel

                                    EXHIBIT A

                                       **

















-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

                                    EXHIBIT B

                              OSI LICENSED PATENTS



  Country          Application No.      Filing Date      Patent No.    Issue Date
____________________________________________________________________________________

US                 08/458,691           6/02/95          5,776,502     7/07/98

US                 08/267,834           6/28/94          5,665,543     9/09/97

                                        **

















---------------------

** This portion has been redacted pursuant to a request for confidential treatment.